UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2010
Date of Report (Date of earliest event reported)

GAZOO ENERGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50389	98-0389183
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 McCabe Way Irvine, California	92614-6243
(Address of principal executive offices)	(Zip Code)

(949) 379-1210
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Item 4.01	Changes in Registrant's Certifying Accountant

This Current Report on Form 8-K has been amended in accordance with that certain comment letter from the Securities and Exchange Commission dated January 14, 2010 regarding any disagreements with the auditor of the Company prior to the engagement of Seale A& Beers, CPAs.

Gazoo Energy Group, Inc., a Nevada corporation (the “Company”) has engaged De Joya Griffith & Company, LLC (“De Joya”) as its principal independent registered public accounting firm effective January 7, 2010.  Concurrent with this appointment, the Company has accepted the resignation of Seale & Beers, CPAs (“S&B”), effective January 7, 2010. The decision to change its principal independent registered public accounting firm has been approved by the Company’s board of directors.

The Company had engaged S&B as its principal independent registered public accounting firm effective August 27, 2009 after the acceptance of the resignation of Moore & Associates, Chartered Accountants (“Moore”), effective August 27, 2009. On August 27, 2009 the Public Company Accounting Oversight Board (the “PCAOB”) revoked the registration of Moore due to: (i) violations of PCAOB rules and auditing standards in auditing financial statements; (ii) violations of PCAOB rules and quality controls standards; and (iii) violations of Section 10(b) of the Securities Act of 1934 and Rule 10b-5 thereunder; and (iv) noncooperation with a PCAOB investigation.

Therefore, due to the length of time of engagement with S&B as the Company’s auditors, there is no report by S&B on the Company’s financial statements. During the Company’s two most recent fiscal years and any subsequent interim period from the date S&B was engaged on August 27, 2009, the report of Moore on the Company’s financial statements for fiscal years ended October 31, 2008 and October 31, 2007 (which included the balance sheet as of October 31, 2008 and October 31, 2007 and the statement of operations, cash flows and stockholders’ equity for the period from inception through October 31, 2008), did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern. During the Company’s fiscal years ended October 31, 2008 and October 31, 2007, and during the subsequent period through to the date of Moore’s resignation, there were no disagreements between the Company and Moore, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Moore, would have caused Moore to make reference thereto in its report on the Company’s audited financial statements.

The Company has provided S&B with a copy of this Current Report on Form 8-K and has requested that S&B furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not S&B agrees with the statements made in this Current Report on Form 8-K with respect to S&B and, if not, stating the aspects with which they do not agree.  The Company has received the requested letter from S&B wherein they have confirmed their agreement to the Company’s disclosures in this Current Report with respect to S&B.  A copy of S&B’s letter has been filed as an exhibit to this Current Report.

The Company has provided Moore with a copy of this Current Report on Form 8-K and has requested that Moore furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Moore agrees with the statements made in this Current Report on Form 8-K with respect to Moore and, if not, stating the aspects with which they do not agree.  The Company has not received the requested letter from Moore.

In connection with the Company’s appointment of De Joya as the Company’s principal registered accounting firm at this time, the Company has not consulted De Joya on any matter relating to the application of accounting principles to a specific transaction, either completed or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

16.1	Letter of Seale & Beers, CPAs. (1)

Incorporated herein as filed as an exhibit to the Current Report on Form 8-K with Securities and Exchange Commission on January 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAZOO ENERGY GROUP, INC.

DATE: February 3, 2010.	By:	/s/ CHIP HACKLEY
Name: Chip Hackley
Title: President/Chief Executive Officer